UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 17, 2015, The McClatchy Company (the “Company”) was notified by the New York Stock Exchange (“NYSE”) that the average closing price of the Company’s common stock had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average share price for continued listing on the NYSE under Rule 802.01C of the NYSE Listed Company Manual.

As required by the NYSE, the Company will timely notify the NYSE that it intends to cure the deficiency and to return to compliance with the NYSE continued listing requirement. Under NYSE rules, the Company has six months following receipt of the notification to regain compliance with the minimum share price requirement. The Company can regain compliance at any time during the six-month cure period if the Company’s common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the period and also has an average closing share price of at least $1.00 over the 30-trading day period ending on the last trading day of that month or on the last day of the cure period. In addition, in the event that the Company determines that, if necessary, it will cure the price condition by taking action that will require approval of its shareholders, it will so notify the NYSE, in which case the Company must obtain the shareholder approval by no later than its next annual meeting, and must implement the action promptly thereafter.

The notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE under the symbol “MNI”. The Company intends to actively monitor the closing share price for its common stock and will consider available options, including equity-based actions to resolve the deficiency and regain compliance with Rule 802.01C of the NYSE Listed Company Manual. These actions will include the Company’s stock repurchase program, as described below.

As required under the NYSE rules, the Company issued a press release on August 19, 2015, announcing that it had received the notice of noncompliance. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01	Other Events.

On August 19, 2015, the Company announced that its Board of Directors approved a stock repurchase program. Under the repurchase program, the Company is authorized to repurchase up to $15.0 million of its outstanding shares of Class A common stock through December 31, 2016. This authorization replaces an existing stock authorization for $7 million over the same time period, of which approximately $6.3 million remains available for repurchases. Repurchases may be made by the Company from time to time in open market or privately negotiated transactions as permitted by securities laws and other legal requirements. The timing and amounts of any purchases will be based on market conditions and other factors, including price, regulatory requirements and capital availability. The repurchase program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

The press release issued on August 19, 2015 is furnished as Exhibit No. 99.1 to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 20, 2015	The McClatchy Company

/s/ R. Elaine Lintecum
By: R. Elaine Lintecum Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 19, 2015